EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Registration Statement of Trans World Corporation in Form S-4 of our report dated March 27, 2002, which appears in the Annual Report on Form 10-KSB of Trans World Corporation for the year ended December 31, 2001 and to the reference to our Firm under the caption "Experts" in the Prospectus.

                      /s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
November 4, 2002